UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2009

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25413	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 3920

_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2009, China Integrated Energy, Inc. (the “Company”) issued a press release announcing that it closed the sale of an additional 750,000 shares of common stock at the public offering price of $5.75 per share, pursuant to the over-allotment option exercised in full by the underwriter in connection with its public offering that closed on November 4, 2009.  The exercise of the over-allotment option brings the total number of shares sold by the Company in this public offering to 5,750,000 and total net proceeds of the public offering of approximately $31 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company.  Oppenheimer & Co. acted as sole book-running manager for the offering. Cowen and Company and Roth Capital Partners acted as co-managers for the offering.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description
99.1	China Integrated Energy, Inc. Press Release, dated November 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2009	China Integrated Energy, Inc.

	By:	/s/ Gao Xincheng
Name: Gao Xincheng
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	China Integrated Energy, Inc. Press Release, dated November 19, 2009